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                                                EXHIBIT 99



                       Selected Information
                   Relating to the Receivables

               Ford Credit Auto Lease Trust 1996-1


Total amount of accrued interest in 1996 on 5.45125%
Asset Backed Notes Class A-1 ................................$817,687,50


Total amount of accrued interest in 1996 on 5.80%
Asset Backed Notes Class A-2 ..............................$3,726,420.25

Total amount of Administrative Agent Fees
payable in 1996 to Administrative Agent....................$1,569,589.33